Exhibit 10(p)

SUMMARY OF EXECUTIVE OFFICER BENEFITS AND BOARD OF DIRECTORS BENEFITS

AND FEES *

Description of Benefit	Eligible Positions	Amount/Schedule
Automobile Allowance	Chief Executive Officer	$1,500/month
	Chief Operating Officer	$1,100/month
	Division Presidents and Executive Vice Presidents	$1,100/month
	Senior Vice Presidents	$1,000/month

Club Memberships and Dues	Chief Executive Officer	Club Membership & $650/month dues allowance

	Chief Operating Officer, Division Presidents and Executive Vice Presidents	Club Membership & $650/month dues allowance

	Senior Vice Presidents	Continued use of a Club Membership through 3/31/2005 & $650/month dues allowance

Sprint Long-Distance Telephone and PCS Service (1)	Board of Directors	$6,000/year (continues after retirement for up to 120 months) and use of two Sprint PCS handsets

Sprint Long-Distance Telephone Service (1)	Chief Executive Officer, Chief Operating Officer, Division Presidents, Executive and Senior Vice Presidents	Actual usage (continues after retirement)

Miscellaneous services (investment counseling, insurance counseling, preparation of wills and trusts, tax counseling, income tax preparation, estate planning, and personal financial planning) (1)(2)	Chief Executive Officer Chief Operating Officer, Division Presidents and Executive Vice Presidents Senior Vice Presidents	$15,000/year $12,000/year $10,000/year

Executive Physical	Chief Executive Officer Chief Operating Officer, Division Presidents, Executive Vice Presidents and Senior Vice Presidents	Reimbursement for Annual Physical Examination

Disability	Chief Executive Officer, Chief Operating Officer, Division Presidents, Executive and Senior Vice Presidents	52 weeks at full base pay

Separation	Chief Executive Officer, Chief Operating Officer, Division Presidents, Executive and Senior Vice Presidents (unless otherwise provided in an individual agreement with an officer)	1 year salary and benefits continuation plus lump sum bonus payment at conclusion of one year period equal to 80 percent of target opportunity

Fees	Board of Directors

Annual retainer - $50,000/ year

Additional Annual retainer for Lead Director - $75,000/ year

Committee Chair additional annual retainer

Audit Committee $10,000

Other Committees $7,500

Meeting Fee - $ 1,500/ meeting

Committee

Meeting Fee - $ 1,500/ meeting

Fee for In-person meetings of Outside Directors and in-person business meetings attended on Sprint’s behalf - $ 1,500/ meeting

*	This summary is effective beginning July 1, 2003. Before that date, benefits and fees were as described in Exhibit 10(e) to the 10-Q for the period ended June 30, 2003.
(1)	Sprint reimburses for income taxes associated with these benefits.
(2)	With respect to tax years after 2002, Sprint’s independent auditor may not provide these services.